Exhibit 99.1

Inspire Medical Systems, Inc. Announces Appointment of Medical Technology Industry Veteran Phil Ebeling as Chief Operating Officer

MINNEAPOLIS, MN – June 8, 2020 – Inspire Medical Systems, Inc. (NYSE: INSP) (“Inspire”), a medical technology company focused on the development and commercialization of innovative and minimally invasive solutions for patients with obstructive sleep apnea (“OSA”), announced today the appointment of Phil Ebeling as Chief Operating Officer. Mr. Ebeling is an accomplished global healthcare executive with broad experience in product innovation, strategic planning and business development. In this newly created role at Inspire, he will be responsible for the oversight and leadership of operations, quality assurance, clinical research, regulatory affairs, and business development activities.

“At Inspire, we continue to accelerate our growth even during these challenging times. As such, it is imperative that we have the optimal leadership and organizational structure in place to achieve our goal of significantly increasing the adoption of Inspire therapy,” stated Tim Herbert, Inspire President and CEO. “We look forward to leveraging Phil’s decades of operational experience and expertise in the medical technology industry as we continue to advance our business. He is a critical addition to our senior management team, and I am excited to welcome him to the Inspire family.”

Most recently, Mr. Ebeling served as Vice President and Chief Technology Officer at Abbott Laboratories, following its acquisition of St. Jude Medical. In his 10 years with Abbott Laboratories and St. Jude Medical, Mr. Ebeling was a member of the executive team and a corporate officer at both companies. Following the acquisition, Mr. Ebeling oversaw an organization of approximately 1,500 R&D and Regulatory Affairs employees at 19 global locations. In this role, he helped lead over 12 merger and acquisition integrations and directed organization change management and business process improvement related to the integrations. Previously, Mr. Ebeling held increasingly senior positions, including in program management, quality systems and process development, over a twelve year tenure at Boston Scientific. He earned an MBA from the University of St. Thomas and a B.S. in Chemical Engineering from the University of Minnesota.

“I am thrilled to join the dynamic team at Inspire during this exciting period of robust growth highlighted by the recent positive advancements in reimbursement,” said Mr. Ebeling. “The ongoing development of Inspire therapy and future implementation of many product enhancements position the Company well for continued success, and I look forward to contributing to Inspire’s mission of serving the many patients with untreated OSA.”

About Inspire Medical Systems
Inspire is a medical technology company focused on the development and commercialization of innovative and minimally invasive solutions for patients with obstructive sleep apnea. Inspire’s proprietary Inspire therapy is the first and only FDA-approved neurostimulation technology that provides a safe and effective treatment for moderate to severe obstructive sleep apnea.

For additional information about Inspire, please visit www.inspiresleep.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding the Company’s business and strategy. In some cases, you can identify forward-looking statements by terms such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘anticipate,’’ ‘‘could,’’ “future,” “outlook,” “guidance,” ‘‘intend,’’ ‘‘target,’’ ‘‘project,’’ ‘‘contemplate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘potential,’’ ‘‘continue,’’ or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those contemplated in this press release can be found under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations“ in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website at www.inspiresleep.com. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward- looking statements at some point in the future, unless required by applicable law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor and Media Contact:
Bob Yedid
LifeSci Advisors
bob@lifesciadvisors.com
646-597-6989